UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2012

SED International Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 Newpoint Place, Suite 450, Lawrenceville, Georgia	30043
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (770) 243-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K of SED International Holdings, Inc., (the “Company”) filed on October 16, 2012 (the “Report”) in connection with the election of Robert G. O’Malley as President and Chief Executive Officer of the Company to replace Jonathan Elster and his appointment to the Company’s Board. The purpose of this amendment is to provide a brief description of the employment arrangements between Mr. O’Malley and the Company.

Item 5.02. Departure of Directors or Certain Officers and Appointment of Certain Officers.

The response to Item 5.02 of the Report is incorporated herein by reference.

Effective October 15, 2012 (the “Effective Date”) the Company entered into employment arrangements with Robert G. O’Malley providing for his full time employment as its President and Chief Executive Officer for a three-year term beginning on the Effective Date pursuant to an Employment Agreement dated September 7, 2012 (the “Employment Agreement”).

Under the Employment Agreement Mr. O’Malley (i) earns an annual base salary of $350,000 (“Base Salary”); (ii) is entitled to a signing and relocation bonus in the amount of $75,000, payable on or before October 31, 2012; (iii) is entitled to receive an annual bonus of up to 100% of the Base Salary based on the achievement of specified performance targets; (iv) received a grant of: (a) stock options for 100,000 shares of Common Stock exercisable at $1.85 per share (the fair market value of a share of the Company’s common stock (“Common Stock”) on the Effective Date) and vesting in three tranches and (b) 100,000 shares of restricted Common Stock, both of which are subject to vesting upon achievement of specified performance targets; (v) is entitled to participate on the same terms as other executives in any present or future benefit plans or programs of the Company; and (vi) receive a severance payment equal to the lesser of 12- months Base Salary or Base Salary for the balance of his employment term. The performance criteria for purposes of the bonus, the vesting of each option tranche and the vesting of the restricted Common Stock will be based on the achievement of specified net income per share targets in excess of that achieved in fiscal 2012 and the achievement of specified return on invested capital targets (“ROIC”) ranging from an ROIC of 10% to an ROIC of 20%, which targets will be developed in consultation between the Company and Mr. O’Malley as soon as practicable after Mr. O’Malley completes his first 30 days of employment.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Robert G. O’Malley, effective as of October 15, 2012.

* * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.

Dated: October 17, 2012	By:	/s/ Lyle Dickler
Lyle Dickler,
Chief Financial Officer